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                                                                   EXHIBIT 4.02


                         REGISTRATION RIGHTS AGREEMENT


     This Registration Rights Agreement (the "Agreement") is entered into effective as of this 16th day of February 1996 by and among Crescent Real Estate Equities, Inc., a Maryland corporation (the "Company"), Crescent Real Estate Equities Limited Partnership (the "Operating Partnership") and certain limited partners of the Operating Partnership (the "Holders") who have executed a signature page to this Agreement and who are identified on Schedule A hereto.

     WHEREAS, the Holders (as defined below) have purchased limited partnership interests ("Partnership Interests") and Partnership Units ("Units") in the Operating Partnership that were issued without registration under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to an offering by the Operating Partnership of such Partnership Interests and Units to such Holders;

     WHEREAS, pursuant to the Operating Partnership Agreement (as defined below), the Holders have obtained certain rights (the "Exchange Rights") to exchange their Partnership Interests and Units, in whole or in part, for an aggregate number of shares of common stock of the Company, $0.01 par value per share (the "Common Stock"), equal to the aggregate number of Units owned by such Holder on the terms and conditions specified in the Operating Partnership Agreement (specifically including the Ninth Amendment thereto);

     WHEREAS, in consideration of the purchase of the Partnership Interests and Partnership Units by the Holders, the Company has agreed to provide the Holders with the registration rights set forth in Section 2 hereof;

     NOW, THEREFORE, in consideration of the foregoing, the mutual promises and agreements set forth herein, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as set forth herein.

1.   Certain Definitions.

     As used in this Agreement, the following capitalized defined terms shall have the following meanings.

     "Common Stock" shall have the meaning set forth above in the recitals hereto.

     "Company" shall have the meaning set forth above in the recitals hereto.

     "Exchange Rights" shall have the meaning set forth above in the recitals hereto.

     "Holders" shall mean (i) the Persons (other than the Company and the Operating Partnership) executing this Agreement as of the date first above written, and (ii) family members of the original Holder (which, for purposes hereof, shall mean any spouse, child, or grandchild or, in the case of a trust, the grantor or beneficial owner(s) thereof) to whom such Holder assigns such Holder's rights hereunder and who execute this Agreement in connection with such assignment, and (iii) any Person who succeeds to the rights of the original Holder by will or intestate succession or, in the case of an entity, by instrument of merger, consolidation, or similar instrument, and who executes this Agreement in connection therewith. No Person shall be considered a

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Holder for purposes hereof unless and until such Person shall have executed this Agreement, as the same may be amended in accordance with the provisions hereof.

     "NASD" shall mean the National Association of Securities Dealers, Inc.

     "Offering" shall mean the sale of Partnership Interests and Units to the Holders.

     "Operating Partnership" shall have the meaning set forth above in the recitals hereto and also shall include the Operating Partnership's successors and subsidiaries.

     "Operating Partnership Agreement" shall mean the First Amended and Restated Agreement of Limited Partnership of the Operating Partnership, as amended through and following the date hereof, including the Ninth Amendment thereto (which, among other matters, admits the Holders to the Operating Partnership as Limited Partners and as holders of Units).

     "Partnership Interests" shall have the meaning set forth above in the recitals hereto.

     "Person" shall mean an individual, partnership, corporation, trust, or incorporated organization, or a government or agency or political subdivision thereof.

     "Prospectus" shall mean the prospectus included in a Registration Statement, including any preliminary prospectus, as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Shares covered by such Registration Statement, and by all other amendments and supplements to such prospectus, including post-effective amendments, and in each case including all material incorporated by reference therein.

     "Registrable Shares" shall mean the Shares, excluding (i) Shares for which a Registration Statement relating to the sale thereof shall have become effective under the Securities Act, and (ii) Shares eligible for sale pursuant to Rule 144 under the Securities Act.

     "Registration Expenses" shall mean any and all expenses incident to performance of or compliance with this Agreement, including, without limitation: (i) all SEC, stock exchange or NASD registration and filing fees;
(ii) all fees and expenses incurred in connection with compliance with state securities or "blue sky" laws (including reasonable fees and disbursements of counsel in connection with "blue sky" qualification of any of the Registrable Shares and the preparation of a Blue Sky Memorandum) and compliance with the rules of the NASD; (iii) all expenses of any Persons in preparing or assisting in preparing, word processing, printing and distributing any Registration Statement, any Prospectus, certificates and other documents relating to the performance of and compliance with this Agreement; (iv) all fees and expenses incurred in connection with the listing, if any, of any of the Registrable Shares on any securities exchange or exchanges pursuant to Section 2(d) hereof, and (v) the fees and disbursements of counsel for the Company and of the independent public accountants of the Company, including the expenses of any "cold comfort" letters required by or incident to such performance and compliance. Registration Expenses shall specifically exclude underwriting discounts and commissions relating to the sale or disposition of Registrable Shares by a selling Holder, the fees and disbursements of counsel representing a selling Holder, and transfer taxes, if any, relating to the sale or disposition of Registrable Shares by a selling Holder, all of which shall be borne by such Holder in all cases.

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     "Registration Statement" shall mean any registration statement of the
Company and any other entity required to be a registrant with respect to such registration statement pursuant to the requirements of the Securities Act which covers any of the Registrable Shares, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all materials incorporated by reference therein.

     "SEC" shall mean the Securities and Exchange Commission.

     "Shares" shall mean any Common Stock issued to the Holders pursuant to the exercise of Exchange Rights by any of such Holders in exchange for the Units received by the Holders on the date hereof but shall not include any shares of Common Stock issued to the Holders in exchange for the Units and subsequently transferred to any Person other than (i) another Holder or (ii) a Person who becomes a Holder pursuant hereto within ten days following any such transfer. Pursuant to the Exchange Rights, the Company shall have the option to deliver cash in lieu of shares of Common Stock upon a Holder's exercise of such Holder's Exchange Rights.

     "Units" shall have the meaning set forth above in the recitals hereto.

2. Registration of Shares. The following provisions relating to the Holders' and the Company's rights and obligations with regard to registration of Shares are set forth in this Section 2. Sections 2(c) through (f) apply to both the demand registration provisions set forth in Section 2(a) and the piggyback registration provisions set forth in Section 2(b).

     (a) Demand Registration. Subject to the conditions set forth in this Agreement, while any Registrable Shares are outstanding, the Company, upon the written request for the registration under the Securities Act of all of the Registrable Shares of any Holder who, for any reason, is unable, at the time that such Holder makes the request, to sell its Registrable Shares pursuant to Rule 144 under the Securities Act made more than 55 days following the date hereof shall (i) promptly give written notice of the proposed registration to all other Holders, and (ii) cause to be filed, in accordance with the terms hereof, as soon as practicable after the date of such request by such requesting Holder, a Registration Statement on Form S-3 under Rule 415 under the Securities Act relating to the sale by the Holder of all of the Registrable Shares held by such Holder (together with all of the Registrable Securities of any other Holder or Holders joining in such request as specified in a written request delivered by or on behalf of such other Holder or Holders within 15 calendar days after delivery of the above-described notice from the Company), and (iii) use its best efforts to cause such Registration Statement to be declared effective by the SEC as soon as practicable thereafter. The Company, in its sole discretion, may elect to file the Registration Statement before receipt of notice from any Holder. The Company agrees to use its best efforts to keep the Registration Statement continuously effective thereafter until the date on which each Holder whose Shares are covered by such Registration Statement becomes eligible to sell any portion of such Holder's Registrable Shares pursuant to Rule 144 under the Securities Act.

          Notwithstanding the foregoing, the Company shall not be obligated, but shall have the right, to take any action to effect any such registration, qualification or compliance pursuant to this Section 2(a):

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          (i)    in any particular jurisdiction in which either the Company or the Operating Partnership would be required to execute a general consent to service of process in effecting such registration, qualification or compliance, unless the Company or the Operating Partnership is already subject to service in such jurisdiction, and except as may be required by the Securities Act;

          (ii) within four months immediately following the effective date of any Registration Statement pertaining to an underwritten public offering of securities of the Company for its own account;

          (iii) if such Registration Statement cannot be filed on Form S-3 or successor form to such Form;

          (iv) unless Holders with at least 25% of the aggregate number of Units issued to the Holders as of the date hereof submit a written request, in accordance with the procedures set forth above, for the Company to file a Registration Statement relating to all of such Holders' Registrable Shares;

          (v) after the expiration of two years from the date hereof; after a total of two such registrations pursuant to this Section 2(a) have become effective, and the Registration Statements relating to such registrations either have remained effective for an aggregate period of at least 180 days or the Registrable Shares covered by such Registration Statements have been sold; or

          (vi) at any time prior to 90 days following the date hereof, unless the Company shall have received written requests (pursuant to the terms of this Section 2(a)) from Holders owning at least 25% of the aggregate number of Units issued to the Holders as of the date hereof, requesting the Company to file a Registration Statement relating to all of the shares of Common Stock that will be issuable to such Holders upon the exercise by such Holders of the Exchange Rights that will become available to such Holders commencing 90 days after the date hereof, provided that the Company shall have received such written requests no later than 55 days following the date hereof.

     (b) Piggyback Registration. If at any time after 90 days following the date hereof and prior to two years following the date hereof, while any Registrable Shares or Units are outstanding, the Company (without any obligation to do so) proposes to file a registration statement under the Securities Act with respect to an offering of Common Stock solely for cash pursuant to a "firm commitment" underwritten offering (other than a registration statement (i) on Form S-8 or any successor form to such Form or in connection with any employee or director welfare, benefit or compensation plan,
(ii) on Form S-4 or any successor form to such Form or in connection with an exchange offer, (iii) in connection with a rights offering exclusively to existing holders of Common Stock, (iv) in connection with an offering solely to employees of the Company, the Operating Partnership or subsidiaries of either, or (v) relating to a transaction pursuant to Rule 145 of the Securities Act or any other "business combination" transaction), whether or not for its own account, the Company shall give prompt written notice of such proposed filing to the Holders. The notice referred to in the preceding sentence shall offer Holders the opportunity to register all of the Registrable Shares of any requesting Holder (a "Piggyback Registration"). Subject to the

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provisions of Section 3 below, the Company shall include in such Piggyback
Registration, in the registration and qualification for sale under the blue sky or securities laws of the various states and in any underwriting in connection therewith, all Registrable Shares for which the Company has received written requests for inclusion therein within 15 calendar days after the notice referred to above has been given by the Company to the Holders. Holders of Registrable Shares shall be permitted to withdraw all or part of the Registrable Shares from a Piggyback Registration at any time prior to the effective date of such Piggyback Registration. If a Piggyback Registration is an underwritten primary registration on behalf of the Company and the managing underwriter advises the Company that the total number of shares of Common Stock requested to be included in such registration exceeds the number of shares of Common Stock which can be sold in such offering, the Company will include in such registration in the following priority: (i) first, all Common Stock the Company proposes to sell, and (ii) second, up to the full number of applicable Registrable Shares requested to be included in such registration by any Holders, but only to the extent that, in the opinion of such managing underwriter, such number of Registrable Shares can be sold without adversely affecting the price range or probability of success of such offering.

     Notwithstanding the foregoing, the Company shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this Section 2(b)(i) in any particular jurisdiction in which either the Company or the Operating Partnership would be required to execute a general consent to service of process in effecting such registration, qualification or compliance, unless the Company or the Operating Partnership is already subject to service in such jurisdiction and except as may be required by the Securities Act, (ii) unless Holders holding at least 25% of the aggregate number of Units issued to the Holders as of the date hereof submit a written request, in accordance with the procedures set forth above, for the Company to file a Registration Statement relating to all of such Holders' Registrable Shares, or
(iii) in connection with any offering of securities by the Company pursuant to its existing registration statement on Form S-3 (File No. 33-97794), as declared effective by the SEC on February 16, 1996.

     (c) Notice of Effectiveness. The Company shall notify each Holder of the effectiveness of the Registration Statement and shall furnish to each Holder such number of copies of the Registration Statement (including any amendments, supplements and exhibits), the Prospectus contained therein (including each preliminary prospectus and all related amendments and supplements) and any documents incorporated by reference in the Registration Statement or such other documents as the Holder may reasonably request in order to facilitate its sale of the Registrable Shares in the manner described in the Registration Statement.

     (d) Amendments and Supplements to Registration Statement; Listing. The Company shall prepare and file with the SEC from time to time such amendments and supplements to the Registration Statement and prospectus used in connection therewith as may be necessary to keep the Registration Statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all the Registrable Shares until the earlier of (i) such time as all of the Registrable Shares have been disposed of in accordance with the intended methods of disposition by the Holders as set forth in the Registration Statement or (ii) the date on which the Company's obligation, pursuant to the terms of this Section 2, to file or maintain an effective

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Registration Statement ceases. Upon five business days' notice, the Company shall file any supplement or post-effective amendment to the Registration Statement with respect to the plan of distribution or such Holder's ownership interests in Registrable Shares that is reasonably necessary to permit the sale of the Holder's Registrable Shares pursuant to the Registration Statements. The Company shall file any necessary listing applications or amendments to the existing applications to cause the Shares registered under any Registration Statement to be then listed or quoted on the primary exchange or quotation system on which the Common Stock is then listed or quoted. a.

     (e) SEC Requests. The Company shall promptly notify each Holder of, and confirm in writing, any request by the SEC for amendments or supplements to the Registration Statement or the Prospectus related thereto or for additional information. In addition, the Company shall promptly notify each Holder of, and confirm in writing, the filing of the Registration Statement or any Prospectus, amendment or supplement related thereto or any post-effective amendment to the Registration Statement and the effectiveness of any post-effective amendment. a.

     (f) Prospectus Delivery. At any time when a Prospectus relating to the Registration Statement is required to be delivered under the Securities Act, the Company shall immediately notify each Holder of the happening of any event as a result of which the Prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. In such event, the Company shall promptly prepare and furnish to each Holder a reasonable number of copies of a supplement to or an amendment of such Prospectus as may be necessary so that, as thereafter delivered to the purchasers of Registrable Shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. The Company will, if necessary, amend the Registration Statement of which such Prospectus is a part to reflect such amendment or supplement.

3.   State Securities Laws.

     Subject to the conditions set forth in this Agreement, the Company shall, in connection with the filing of any Registration Statement hereunder, file such documents as may be necessary to register or qualify the Registrable Shares under the securities or "Blue Sky" laws of such states as any Holder may reasonably request, and the Company shall use its best efforts to cause such filings to become effective; provided, however, that the Company shall not be obligated to qualify as a foreign corporation to do business under the laws of any such state in which it is not then qualified or to file any general consent to service of process in any such state. Once effective, the Company shall use its best efforts to keep such filings effective until the earliest of (a) such time as each such Holder may sell any portion of the Registrable Shares pursuant to Rule 144 under the Securities Act, (b) in the case of a particular state, a Holder has notified the Company that it no longer requires an effective filing in such state in accordance with its original request for filing or (c) the date on which the Registration Statement ceases to be effective. The Company shall promptly notify each Holder of, and confirm in writing, the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Shares for sale

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


under the securities or "Blue Sky" laws of any jurisdiction or the initiation or threat of any proceeding for such purpose.

4.   Expenses.

     The Company shall bear all Registration Expenses incurred in connection with the registration of the Registrable Shares pursuant to this Agreement. Each Holder shall be responsible for any brokerage or underwriting commissions and taxes of any kind (including, without limitation, transfer taxes) with respect to any disposition, sale or transfer of Registrable Shares sold by it and for any legal, accounting and other expenses incurred by it.

5.   Cooperation.

     Each of the Holders hereby agrees (a) to cooperate with the Company and to furnish to the Company in a timely manner all such information concerning its plan of distribution and ownership interests with respect to its Registrable Shares and any other information as the Company may reasonably request in connection with the preparation of the Registration Statement and any filings with any state securities commissions and (b) to deliver or cause delivery of the Prospectus contained in the Registration Statement to any purchaser of the shares covered by the Registration Statement from the Holder.

6.   Suspension of Registration Requirement.

     (a) The Company shall promptly notify each Holder of, and confirm in writing, the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose. The Company shall use its best efforts to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement at the earliest possible moment.

     (b) Notwithstanding anything to the contrary set forth in this Agreement, the Company's obligation under this Agreement to use its best efforts to cause the Registration Statement and any filings with any state securities commission to become effective or to amend or supplement the Registration Statement shall be suspended in the event and during such period as unforeseen circumstances exist (including without limitation (i) an underwritten primary offering by the Company if the Company is advised by the underwriters that sale of Registrable Shares under the Registration Statement would have an adverse effect on the primary offering or (ii) pending negotiations relating to, or consummation of, a transaction or the occurrence of an event that would require additional disclosure of material information by the Company in the Registration Statement or such filing, as to which the Company has a bona fide business purpose for preserving confidentiality or which renders the Company unable to comply with SEC requirements) (such unforeseen circumstances being hereinafter referred to as a "Suspension Event") that would make it impractical or inadvisable to cause the Registration Statement or such filings to become effective or to amend or supplement the Registration Statement, but such suspension shall continue only for so long as such event or its effect is continuing, provided, that in no event will that suspension exceed 90 days. The Company shall notify the Holder of the existence and, in the case of circumstances referred to in clause (i) of this Section 6(b), nature of any Suspension Event.

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

     (c) Each holder of Registrable Shares whose Registrable Shares are covered by a Registration Statement filed pursuant to Section 2 hereof agrees, if requested by the Company in the case of a Company-initiated nonunderwritten offering or if requested by the managing underwriter or underwriters in a Company-initiated underwritten offering, not to effect any public sale or distribution of any of the securities of the Company of any class included in such Registration Statement, including a sale pursuant to Rule 144 or Rule 144A under the Securities Act (except as part of such Company-initiated registration), during the 15-day period prior to, and during the 90-day period beginning on, the date of effectiveness of each Company-initiated offering made pursuant to such Registration Statement, to the extent timely notified in writing by the Company or the managing underwriters; provided, however, that such 90-day period shall be extended by the number of days from and including the date of the giving of any notice pursuant to Section 2(e) or (f) hereof to and including the date when each seller of Registrable Shares covered by such Registration Statement shall have received the copies of the supplemented or amended Prospectus contemplated by Section 2(g) hereof.

7.   Black-Out Period.

     Following the effectiveness of the Registration Statement and the filings with any state securities commissions, the Holders agree that they will not effect any sales of the Registrable Shares, whether pursuant to the Registration Statement or by any other means, from and after any time after they have received notice from the Company to suspend sales as a result of the occurrence or existence of any Suspension Event or so that the Company may correct or update the Registration Statement or such filing. The Holder may recommence effecting sales of the Shares following further notice to such effect from the Company, which notice shall be given by the Company not later than five days after the conclusion of any such Suspension Event. If so directed by the Company, Holders will deliver to the Company all copies of the Prospectus covering the Registrable Shares at the time receipt of such notice.

8.   Additional Shares.

     The Company, at its option, may register, under any registration statement and any filings with any state securities commissions filed pursuant to this Agreement, any number of unissued Common Stock of the Company or any Common Stock of the Company owned by any other shareholder or shareholders of the Company.

9.   Indemnification.

     (a) Indemnification by the Company. The Company agrees to indemnify and hold harmless each Holder and each person, if any, who controls any Holder within the meaning of Section 15 of the Securities Act of 1933 as follows:

          (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto) pursuant to which the Registrable Shares were registered under the Securities Act, including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any



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

untrue statement or alleged untrue statement of a material fact contained in any Prospectus (or any amendment or supplement thereto), including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

          (iii) against any and all expense whatsoever, as incurred (including reasonable fees and disbursements of counsel), reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, in each case whether or not a party, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) above;

provided, however, that the indemnity provided pursuant to this Section 9 does not apply to any Holder with respect to any loss, liability, claim, damage or expense to the extent arising out of (x) any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by such Holder expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) or (y) such Holder's failure to deliver an amended or supplemental Prospectus if such loss, liability, claim, damage or expense would not have arisen had such delivery occurred.

     (b) Indemnification by Holders. Each Holder severally agrees to indemnify and hold harmless the Company and the other selling Holders, and each of their respective directors and officers (including each director and officer of the Company who signed the Registration Statement), and each person, if any, who controls the Company or the other selling Holders within the meaning of Section 15 of the Securities Act, to the same extent as the indemnity contained in Section (a) hereof (except that any settlement described in Section 3(a)(ii) shall be effected with the written consent of such Holder), but only insofar as such loss, claim, damage or expense arises out of or is based upon (x) any untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any Prospectus (or any Registration Statement (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Holder expressly for use in such Registration Statement (or any amendment thereto) or such Prospectus (or any amendment or supplement thereto) or (y) such Holder's failure to deliver an amended or supplemental Prospectus if such loss, liability, claim, damage or expense would not have arisen had such delivery occurred.

     (c) Conduct of Indemnification Proceedings. The indemnified party shall give reasonably prompt notice to the indemnifying party of any action or proceeding commenced against


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

it in respect of which indemnity may be sought hereunder, but failure so to notify the indemnifying party (i) shall not relieve it from any liability which it may have under the indemnity agreement provided in paragraphs (a) or (b) of this Section 9, unless and to the extent it did not otherwise learn of such action and the lack of notice by the indemnified party results in the forfeiture by the indemnifying party of substantial rights and defenses and
(ii) shall not, in any event, relieve the indemnifying party from any obligations to the indemnified party other than the indemnification obligation provided under paragraphs (a) or (b) of this Section 9. If the indemnifying party so elects within a reasonable time after receipt of such notice, the indemnifying party may assume the defense of such action or proceeding at such indemnifying party's own expense with counsel chosen by the indemnifying party and approved by the indemnified party, which approval shall not be unreasonably withheld; provided, however, that, if the indemnified party reasonably determines that a conflict of interest exists where it is advisable for the indemnified party to be represented by separate counsel or that, upon advice of counsel, there may be legal defenses available to it which are different from or in addition to those available to the indemnifying party, then the indemnifying party shall not be entitled to assume such defense, and the indemnified party shall be entitled to separate counsel at the indemnifying party's expense. If the indemnifying party is not entitled to assume the defense of such action or proceeding as a result of the provisions of the preceding sentence, the indemnifying party's counsel shall be entitled to conduct the indemnifying party's defense and counsel for the indemnified party shall be entitled to conduct the defense of the indemnified party, it being understood that both such counsel will cooperate with each other to conduct the defense of such action or proceeding as efficiently as possible. If the indemnifying party is not so entitled to assume the defense of such action or does not assume such defense, after having received the notice referred to in the first sentence of this paragraph, the indemnifying party will pay the reasonable fees and expenses of counsel for the indemnified party. In such event, however, the indemnifying party will not be liable for any settlement effected without the written consent of the indemnifying party, with such consent not to be unreasonably withheld. If an indemnifying party is entitled to assume, and assumes, the defense of such action or proceeding in accordance with this paragraph, the indemnifying party shall not be liable for any fees and expenses of counsel for the indemnified party incurred thereafter in connection with such action or proceeding, subject to the proviso set forth in the second sentence of this paragraph (c).

10.  Contribution.

     In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Section 9 is for any reason held to be unenforceable although applicable in accordance with its terms, the Company and each Holder shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreement incurred by the Company and each such Holder, in such proportion as is appropriate to reflect the relative fault of and benefits to the Company on the one hand and such Holder on the other, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits to the indemnifying party and indemnified party shall be determined by reference to, among other things, the total proceeds received by the indemnifying party and indemnified party in connection with the offering to which such losses, claims, damages, liabilities or expenses relate. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether the action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to, information supplied by, the indemnifying party or the indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action.

     The parties hereto agree that it would not be just or equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 9, each Holder shall be required to contribute the amount of any damages which such Holder is required to pay by reason of such untrue statement or omission, provided, however, that no Holder shall be required under such circumstances to pay any amount in excess of the amount by which the total price at which the Registrable Shares of such Holder were offered to the public.

     Notwithstanding the foregoing, no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9, each person, if any, who controls a Holder within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as such Holder, and each director of the Company, each officer of the Company who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as the Company.

11. No Obligation to Issue Common Stock to Holders; No Other Obligation to Register; Obligation to Deliver Cash to Holders.

     (a) No Obligation to Issue Common Stock. The Holders hereby acknowledge that, upon any exercise of their Exchange Rights, the Company has the option pursuant to the Operating Partnership Agreement, in its sole discretion, to deliver cash or shares of Common Stock in exchange for the Units as to which a holder exercises Exchange Rights.

     (b) No Other Obligation to Register Shares. Except as otherwise expressly provided in this Agreement, the Company shall have no obligation to the Holders to register the Registrable Shares under the Securities Act.

     (c) Obligation to Deliver Cash to Holders. Notwithstanding any provision of this Agreement to the contrary, the Company and the Operating Partnership each hereby acknowledge that the Company shall have the obligation to deliver the Cash Amount (as defined in Article I of the Operating Partnership Agreement) in accordance with Section 8.6 of the Operating Partnership Agreement, (i) to each Holder who, within 75 days after the date hereof (but not prior to 55 days after the date hereof), has properly requested the registration of Registrable Shares pursuant to Section 2 hereof, if a Registration Statement covering all such Registrable Shares has not become effective with the SEC on or before June 5, 1996, and (ii) to each Holder whose Registrable Shares have not been sold on or before (A) February 1, 1997 (for any Holder other than Harry Frampton, III ("Frampton")), and (B) February 1, 1998 for Frampton.

Such payment shall be made by cashier's or certified check payable to the Holder to whom the Cash Amount is due or, at the option of the Company, by wire transfer to the account specified by the Holder to whom the Cash Amount is payable within ten days following the occurrence of any of the events specified in clauses (i) or (ii) of the preceding sentence.

12.  Holder Representations, Warranties and Agreements.
     --------------------------------------------------

     Each Holder, jointly and not severally, and solely on behalf of itself, represents and warrants to, and agrees with, the Company, that:

     (a) Such Holder, if not a natural person, is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Such Holder has all requisite power and authority to execute, deliver and perform this Agreement. All necessary proceedings of such Holder, if not a natural person, have been duly taken to authorize the execution, delivery, and performance of this Agreement by such Holder. This Agreement has been duly authorized by such Holder, if not a natural person, and executed, and delivered by such Holder, and is the legal, valid, and binding obligation of such Holder, and is enforceable as to such Holder in accordance with its terms. No consent, authorization, approval, order, license, certificate, or permit of or from, or declaration or filing with, any federal, state, local or other governmental authority or any court or other tribunal is required by such Holder for the execution, delivery or performance of this Agreement (except filings under the Securities Act which will be made and such consents consisting only of consents under Blue Sky or state securities laws which will be obtained) by such Holder. No consent of any party to any contract, agreement, instrument, lease, license, arrangement or understanding to which such Holder is a party, or to which any of such Holder's properties or assets are subject, is required for the execution, delivery and performance of this Agreement which has not been obtained, and the execution, delivery and performance of this Agreement will not violate, result in a breach of, conflict with or (with or without giving of notice or the passage of time or both) entitle any party to terminate or call a default under any such contract, agreement, instrument, lease, license, arrangement or understanding, or, if such Holder is not a natural person, violate or result in a breach of, or conflict with, any law, rule, regulation, order, judgment or decree binding on such Holder or to which any of such Holder's operations, business, properties or assets are subject, which, in any of such events, would prohibit, impair or restrict the ability of such Holder to execute and deliver this Agreement, perform in accordance with the terms hereof or consummate the transactions contemplated hereby, or would adversely affect the rights or benefits, or both, hereunder of any other party hereto.

     (b) Neither such Holder nor any of such Holder's affiliates (as defined in the regulations under the Securities Act), will take, directly or indirectly, during the term of this Agreement, any action designed to stabilize (except as may be permitted by applicable law) or manipulate the price of any security of the Company.

     (c) Such Holder shall promptly furnish to the Company any and all information as may be required by, or as may be necessary or advisable to comply with the provisions of, the

Securities Act, the Exchange Act, and the rules and regulation of the SEC thereunder in connection with the preparation and filing of any Registration Statement pursuant hereto, or any amendment or supplement thereto, or any Preliminary Prospectus or Prospectus included therein. All information to be furnished to the Company by or on behalf of such Holder expressly for use in connection with the preparation of any Preliminary Prospectus, the Prospectus, the Registration Statement or any amendment or supplement thereto, will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

13.  Underwritten Registration.

     No Holder of Registrable Securities may participate in any underwritten registration hereunder unless such Holder (i) executes and delivers the underwriting agreement or similar documents relating thereto pursuant to which such Holder shall agree to sell, upon the terms and subject to the conditions therein set forth, such Holder's Registrable Securities on the basis provided therein, and (ii) completes and executes all questionnaires, powers of attorney, indemnities, custodial or escrow agreements and other documents as may be necessary, advisable or required pursuant to the terms thereof or as may be from time to time reasonably requested by the underwriter or underwriters named therein, the Company, or their respective legal counsel, in connection therewith.

     In the event of any conflict between the indemnification and contribution terms as herein set forth and as set forth in any underwriting agreement entered pursuant hereto, the underwriting agreement shall control.

14.  Survival of Representations and Agreements.

     All representations, warranties, covenants and agreements contained in, this Agreement shall be deemed to be representations, warranties, covenants and agreements at the effective date of each Registration Statement contemplated by this Agreement, and such representations, warranties, covenants and agreements, including the indemnity and contribution agreements contained in Sections 9 and 10 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Company, any Holder or any Person which is entitled to be indemnified under Section 9 hereof, and shall survive termination of this Agreement.

15.  Amendments and Waivers.

     The provisions of this Agreement may not be amended, modified, supplemented or waived without the prior written consent of the Company and the Holders of Registrable Shares.

16.  Notices.

     Except as set forth below, all notices and other communications provided for or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or sent by telex or telecopier, registered or certified mail (return receipt requested), postage prepaid or courier or overnight delivery service to the respective parties at the following addresses (or at such other address for any party as shall be specified by like notice, provided that notices of a change of address shall be effective only upon receipt thereof), and further provided that in case of directions to amend the Registration Statement pursuant to Section 2(d), a Holder must confirm such notice in writing by overnight express delivery with confirmation of receipt:

     If to the Company:      Crescent Real Estate Equities, Inc.
                             c/o Crescent Real Estate Equities Limited
                              Partnership
                             777 Main Street
                             Suite 2700
                             Fort Worth, Texas 76102
                             Attn:  John C. Goff
                             Telecopy:  (817) 878-0429

     If to the Holders:      As listed on the applicable Holder Signature Page.
                             with a copy, in the case of notice to any Holder, to:
                                James F. Wood
                                Sherman & Howard L.L.C.
                                633 Seventeenth Street
                                Denver, Colorado 80202

In addition to the manner of notice permitted above, notices given pursuant to Sections 2, 6 and 7 hereof may be effected telephonically and confirmed in writing thereafter in the manner described above.

17.  Successors and Assigns.

     This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto. This Agreement may not be assigned by any Holder, and any attempted assignment hereof by any Holder to any Person other than (i) a Person who is already a Holder on the date of such assignment, (ii) family members of the original Holder (which, for purposes hereof, shall mean any spouse, child, or grandchild or, in the case of a trust, the grantor or beneficial owner(s) thereof) to whom such Holder assigns such Holder's rights hereunder and who execute this Agreement in connection with such assignment, and (iii) any Person who succeeds to the rights of the original Holder by will or intestate succession or, in the case of an entity, by instrument of merger, consolidation, or similar instrument, and who executes this Agreement in connection therewith will be void and of no effect and shall terminate all obligations of the Company hereunder with respect to such Holder. No Person shall be considered a Holder for purposes hereof unless and until such Person shall have executed this Agreement, as the same may be amended in accordance with the provisions hereof.

18.  Counterparts.

     This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

19.  Governing Law.

     This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland applicable to contracts made and to be performed wholly within said State.

20.  Severability.

     In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

21.  Entire Agreement.

     This Agreement is intended by the parties as a final expression of their agreement and intended to be the complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, with respect to such subject matter. This Agreement supersedes all prior agreements and understandings (except the Operating Partnership Agreement, which is incorporated by reference herein and hereby made a part of this Agreement) between the parties with respect to such subject matter.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                 CRESCENT REAL ESTATE EQUITIES, INC.



                                 By:    /s/ David M. Dean
                                    ----------------------------------------
                                    Name:   David M. Dean
                                    Title:  Senior Vice President Law


                                 CRESCENT REAL ESTATE EQUITIES
                                  LIMITED PARTNERSHIP

                                 By:  CRESCENT REAL ESTATE EQUITIES,
                                      LTD., its general partner



                                      By:    /s/ David M. Dean
                                         -----------------------------------
                                         Name:   David M. Dean
                                         Title:  Senior Vice President Law

                         REGISTRATION RIGHTS AGREEMENT
                             HOLDER SIGNATURE PAGE


                                       Holder:  Ross E. Bowker



                                       /s/ Ross E. Bowker
                                       ------------------
                                       Ross E. Bowker


                                       Address for Notice:
                                       -------------------

                                       P.O. Drawer 2770
                                       Avon, CO 81620

                         REGISTRATION RIGHTS AGREEMENT
                             HOLDER SIGNATURE PAGE


                                        Holder:  Harry H. Frampton, III



                                        /s/ Harry H. Frampton, III
                                        --------------------------
                                        Harry H. Frampton, III


                                        Address for Notice:
                                        -------------------

                                        P.O. Drawer 2770
                                        Avon, CO 81620

                         REGISTRATION RIGHTS AGREEMENT
                             HOLDER SIGNATURE PAGE


                                        Holder:  James A. Telling



                                        /s/ James A. Telling
                                        --------------------
                                        James A. Telling


                                        Address for Notice:
                                        -------------------

                                        P.O. Box 1699
                                        Avon, CO 81620

                         REGISTRATION RIGHTS AGREEMENT
                             HOLDER SIGNATURE PAGE


                                        Holder:  John V. Evans



                                        /s/ John V. Evans
                                        -----------------
                                        John V. Evans


                                        Address for Notice:
                                        -------------------

                                        Box 704
                                        Edwards, CO 81632

                         REGISTRATION RIGHTS AGREEMENT
                             HOLDER SIGNATURE PAGE


                                        Holder:  Peter G. Dann



                                        /s/ Peter G. Dann
                                        -----------------
                                        Peter G. Dann


                                        Address for Notice:
                                        -------------------

                                        P.O. Box 1483
                                        Avon, CO 81620

                         REGISTRATION RIGHTS AGREEMENT
                             HOLDER SIGNATURE PAGE


                                          Holder:  Christina V. Wright



                                          /s/ Christina V. Wright
                                          -----------------------
                                          Christina V. Wright


                                          Address for Notice:
                                          -------------------

                                          P.O. Box 781
                                          Vail, CO 81658

                         REGISTRATION RIGHTS AGREEMENT
                             HOLDER SIGNATURE PAGE


                                          Holder:  Joshua Nicholas Smith S Trust



                                          By:     /s/ Linda D. Wenzel
                                             ----------------------------
                                             Print Name:  Linda D. Wenzel
                                             Title:  Trustee

                                             Address for Notice:
                                             -------------------

                                             P.O. Box 2770
                                             Avon, CO 81620

                         REGISTRATION RIGHTS AGREEMENT
                             HOLDER SIGNATURE PAGE


                                         Holder:  Zachary Charles Smith S Trust



                                         By:     /s/ Linda D. Wenzel
                                            -----------------------------------
                                             Print Name:  Linda D. Wenzel
                                             Title:  Trustee

                                             Address for Notice:
                                             -------------------

                                             P.O. Box 2770
                                             Avon, CO 81620

                         REGISTRATION RIGHTS AGREEMENT
                             HOLDER SIGNATURE PAGE


                                     Holder:  Anastasia Elisabeth Smith S Trust



                                     By:     /s/ Linda D. Wenzel
                                        ---------------------------------------
                                         Print Name:  Linda D. Wenzel
                                         Title:  Trustee

                                         Address for Notice:
                                         -------------------

                                         P.O. Box 2770
                                         Avon, CO 81620